UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2011

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-31569	41-1775532
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Correction of Earnings Per Share (“EPS”) for three and six months ended June 30, 2011

This Form 8-K/A updates the Current Report on Form 8-K of Canterbury Park Holding Corporation (the “Company”) filed on August 12, 2011 (the “Original 8-K”). The Original 8-K attached a press release regarding the Company’s results of operations for the quarter and six months ended June 30, 2011. In the press release, which was furnished as Exhibit 99.1 to the Original 8-K, the Company reported basic (as well as diluted) net losses per share of $.03 and $.09 for the quarter and six months ended June 30, 2011, respectively. However, the corrected basic (as well as diluted) net losses per share were $.09 and $.03 for the quarter and six months ended June 30, 2011, respectively. A copy of the corrected press release is furnished as Exhibit 99.1 to this Form 8-K/A.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)        Exhibits

The following are filed or furnished as Exhibits to this Report:

Exhibit No.	Description of Exhibit
99.1	Corrected press release dated August 12, 2011, reporting results for the quarter ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: August 16, 2011	By:	/s/ Randall D. Sampson
Randall D. Sampson Chief Executive Officer